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                                                                    Exhibit 10.4



                          CORPORATE SERVICES AGREEMENT

This Corporate Services Agreement ("Agreement") is entered into effective as of the first day of February 2001 ("Effective Date") between Nordstrom Credit Inc., a Colorado corporation with its corporate offices at 13531 East Caley Avenue, Englewood, Colorado 80111 ("NCI"), and Nordstrom fsb, a nationally chartered federal savings bank, with its main banking office located at 7320 East Butherus Drive, Suite 100, Scottsdale, Arizona 85260 ("Bank").

                                    RECITALS

A. Effective March 1, 2000, Nordstrom National Credit Bank, a national banking association ("NNCB"), converted its national bank charter to a federal savings bank charter, ceased all operations pursuant to the national bank charter and began operations as Bank a federal savings loan bank.

B. NNCB and NCI are parties to a Corporate Services Agreement dated September 1, 1991, as amended by Amendments dated February 1, 1996, February 1, 1997 and January 15, 1999 ("Prior Agreement"), which sets forth the terms and conditions by which NNCB is to provide certain administrative and other services to NCI. Bank is the successor-in-interest to NNCB and has succeeded to all of NNCB's rights and obligations under the Prior Agreement effective March 1, 2000.

C. NCI and Bank now wish to terminate the Prior Agreement effective with the Effective Date of this Agreement.

D. NCI desires that Bank provide NCI with certain administrative and other services as more fully defined below ("Services"), and Bank is willing to provide Services to NCI under the terms and conditions set forth in this Agreement.

In consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

     1. Term. The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of one (1) year. Thereafter, this Agreement shall automatically renew for subsequent one (1) year terms unless terminated by mutual agreement of the parties, or as otherwise provided in this Agreement. Either party may terminate this Agreement with or without cause at the end of any calendar month by giving the other party thirty (30) days' written notice of such termination. Within ten (10) days following termination of this Agreement for any reason NCI shall pay Bank all fees for all services rendered by Bank through the date of termination of the Agreement.


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     2. Termination of Prior Agreement. Effective upon the Effective Date of this Agreement, the Prior Agreement is hereby terminated, and all rights and obligations of the parties under the Prior Agreement are extinguished, except only NCI's obligation to pay Bank for services rendered by Bank to NCI through the date of termination of the Prior Agreement.

     3. Relationship of the Parties. The parties to this Agreement are presently affiliates within the meaning of 12 USC section 1468(a), and therefore acknowledge that this Agreement is subject to the provisions of 12 USC section 371c-1 by operation of 12 USC section 1468 (a)(1). The parties' performance under this Agreement, and all transactions conducted hereunder, shall comply with the provisions of 12 USC section 371c-1. Nothing in this Agreement shall be deemed to create a partnership, joint venture or, except as specifically set forth herein, any agency relationship between the parties.

     4. Limited Warranty; Limitation of Liability.

          4.1 Bank warrants that the Services will be performed in a workmanlike manner. NCI's sole and exclusive remedy for the breach of this warranty shall be, at Bank's option: (i) to have those Services in breach of warranty performed again without charge; or, (ii) to have refunded to NCI any amounts paid to Bank for such Services. ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED.

          4.2 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, WHETHER SUCH CLAIMS ARE FOR BREACH OR IN TORT, INCLUDING NEGLIGENCE, OR OTHERWISE, EVEN IF THAT PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S TOTAL AGGREGATE LIABILITY TO THE OTHER FOR ANY AND ALL CLAIMS RELATING TO THIS AGREEMENT, EXCEED THE AMOUNTS PAID BY NCI TO BANK UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTH PERIOD IMMEDIATELY PROCEEDING ANY SUCH LIABILITY.

          4.3 Neither party shall be responsible for delays or failure of performance resulting beyond the reasonable control of such party, such as, without limitation, acts of God, strikes, walk-outs, riots, acts of war, epidemics, power failures, earthquakes or any other disaster.

     5. Compliance with Law. Each party agrees to comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any governmental authority applicable to the Services performed hereunder; provided, however, that either party hereto may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the other party.


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     6. Services. Bank will provide to NCI the following Services as more fully described in Attachment A:

            (a)   Gift Card and Brass Plum Card support.

            (b)   Support for processing of Merchandise Certificates.

            (c)   Marketing expenses to promote the Retail Card.

            (d)   Check support services.

            (e) Such other Services which NCI may request and which Bank may agree to provide.

     In order to efficiently use its resources, including personnel, equipment and facilities, and to defray the costs associated with such resources, Bank, in its discretion, may allow NCI to use such Bank resources in the performance of services for NCI. Such services are Services and are referred to herein as "Resource Sharing Services". The Bank may discontinue any Resource Sharing Services at any time by written notice to NCI, if in the Bank's opinion, such Services interfere with any of the Bank's other obligations.

     7. Fees. NCI shall pay Bank for the Services in accordance with the Schedule of Fees. The Schedule of Fees in effect as of the Effective Date is set forth in Attachment B. Bank, in its discretion, may amend or supplement the Schedule of Fees by providing forty-five (45) days' written notice to NCI of any changes or new Fees. The Fee for any Services provided by Bank to NCI, including Resource Sharing Services, which is not covered by a Schedule of Fees shall be the sum of the following subsections (a) and (b):

            (a) The expenses incurred by Bank in performing such Services. "Expenses" include all costs incurred by the Bank in performing such Services, including costs for supplies and materials and amounts owed to third parties in connection with such Services, but excluding Labor Costs.

            (b) The total Labor Cost of all Bank employees performing such Services. The "Labor Cost" for each employee is the product of the time (in hours) spent by such Bank employee in performing such Services multiplied by the sum of the employee's hourly wage plus hourly benefit costs. For salaried employees, Labor Costs shall be determined by multiplying the total monthly salary and benefit costs for such employees by the ratio of the hours spent performing such Services.


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      Where Fees for Services are not set by Schedule, Bank shall maintain records sufficient to support the determination of such fees. Bank may use its best good-faith estimate in determining such Fees where any information is not reasonably available to Bank.

      Fees shall be payable by the 20th day of each month for services rendered during the preceding month; provided however, that if the 20th day of any month shall fall on a weekend or holiday, then settlement shall occur on the business day immediately preceding the 20th day of the month.

     8.  Confidential Information.

      Neither party shall disclose the Confidential Information of the other, nor use such information except only in the performance of its obligations under this Agreement. Each party shall use the same standard of care to protect the Confidential Information of the other party that it uses to protect its own Confidential Information of a similar nature, but in no event shall a party use less than reasonable care. "Confidential Information" means proprietary information of a party not generally known to the public, and such other information which a party may be obligated to keep confidential. Nothing herein shall prevent disclosure to the extent required by law or court order. Confidential Information shall include but not be limited to all material and work product produced by Bank or NCI, or their respective agents, all information about Bank or NCI customers, including names, addresses, account numbers, telephone numbers, Social Security numbers and card transaction numbers, and all information concerning the operation affairs and businesses of Bank and NCI and their respective customers. Upon termination of this Agreement or upon earlier request, all Confidential Information of the other party shall be returned to such other party. The terms of this Section 8 are in addition to the terms of any other confidentiality, non-disclosure or other similar agreement between the parties.

     9.  Miscellaneous.

          9.1 Waiver. Any waiver of the terms of this Agreement by Bank or Nordstrom is not effective unless in writing and signed by a duly authorized officer of the party making such waiver. A delay or omission by either party to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

          9.2. Cumulative Remedies. Except as otherwise expressly provided in this Agreement, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise.


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          9.3 Notices. All notices, demands, and other communications required or permitted to be given or made upon any party hereto shall be in writing and shall be personally delivered or sent by United States mail, postage prepaid, by telecopy facsimile, or overnight courier and will be deemed given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient in accordance with the provisions of this Section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties at their respective addresses (or to their respective facsimile numbers) indicated below.

          If to NCI:

          Nordstrom Credit Inc.
          13531 East Caley Avenue
          Englewood, Colorado  80111
          Attention: Corporate Secretary
          Facsimile:  303-397-4767

          If to Nordstrom fsb:
          Nordstrom fsb
          7320 E. Butherus Drive
          Suite 100
          Scottsdale, Arizona  86260
          Attn:  President
          Facsimile: 480-596-7923

               AND with a copy to:

          Nordstrom fsb
          Colorado Service Center
          13531 E. Caley Avenue
          Englewood, Colorado  80111
          Attn:  General Counsel
          Facsimile:  303-397-4767

          9.4 Successors And Assigns. This Agreement shall be binding upon the parties and to their respective successors and assigns and shall inure to the benefit of each of the parties and to their respective successors and assigns. Notwithstanding the foregoing, this Agreement shall not be assigned by either party without the prior written consent of the other party. Any attempted or purported assignment shall be void and without effect. For purposes of this Section, the (i) merger, consolidation or reorganization of either party; (ii) sale or other transfer of substantially all of the assets of either party; or
(iii) sale, issuance or transfer (other than through a recognized national stock exchange or a public offering of stock in accordance with the Securities Act of
1933) of the stock of either party that results in a change in voting control of more than 50% of the voting shares of any class of stock, shall be deemed to constitute an assignment.


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          9.5 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall use their best efforts to agree upon enforceable provisions that will serve the parties' intent to substitute for any such unenforceable provision.

          9.6 Entire Agreement; Amendments; Governing Law. This Agreement, including all Attachments, each of which is incorporated herein for all purposes, is the full and complete statement of the parties' agreement with respect to the subject matter hereof, and supersedes any prior oral or written agreement as to such subject matter; except only that this Agreement shall not supersede any existing confidentiality, non-disclosure or other similar agreement between the parties. This Agreement may be amended only by a written amendment signed by the parties. This Agreement shall be governed by and construed in accordance with the laws of the state of Arizona without reference to conflict of laws.

IN WITNESS WHEREOF, NCI and Bank have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


NORDSTROM CREDIT INC.                        NORDSTROM fsb



/s/   Kevin T. Knight                        /s/   Denny D. Dumler
---------------------                        ---------------------
      Kevin T. Knight                              Denny D. Dumler
            President                                    President